                                                                   EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

   We consent to the incorporation by reference in Registration Statements No. 333-61101, as amended; and No. 333-35051 on Form S-3 of Hearst-Argyle Television, Inc. and in Registration Statement No. 333-35043 on Form S-8 of Hearst-Argyle Television, Inc. of our report dated February 6, 2002, appearing in this Annual Report on Form 10-K of Hearst-Argyle Television, Inc. for the year ended December 31, 2001.

/s/  DELOITTE & TOUCHE LLP

New York, New York
March 27, 2002